                              LIBERTY FUNDS TRUST I

I, Joseph R. Palombo, certify that:

1. The Form N-CSR (the "Report") of Liberty Funds Trust I (the "Fund") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.


Date:  August 6, 2003                        /s/ Joseph R. Palombo
                                             -----------------------------------
                                             Joseph R. Palombo, President

                              LIBERTY FUNDS TRUST I


I, J. Kevin Connaughton, certify that:

1. The Form N-CSR (the "Report") of Liberty Funds Trust I (the "Fund") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.


Date:  August 6, 2003                        /s/ J. Kevin Connaughton
                                             -----------------------------------
                                             J. Kevin Connaughton, Treasurer